Exhibit 2.1

FIRST AMENDMENT TO THE CONTRIBUTION AGREEMENT

This First Amendment to the Contribution Agreement (this “Amendment”) is dated as of March 21, 2017, by and among Earthstone Energy, Inc., a Delaware corporation (“Earthstone”), Earthstone Energy Holdings, LLC, a Delaware limited liability company (“EEH”), Lynden USA Inc., a Utah corporation (“Lynden”), Lynden USA Operating, LLC, a Texas limited liability company (“Lynden Sub”), Bold Energy Holdings, LLC, a Texas limited liability company (“Bold”), and Bold Energy III LLC, a Texas limited liability company (“Bold Sub”), and amends that certain Contribution Agreement dated as of November 7, 2016, among Earthstone, EEH, Lynden, Lynden Sub, Bold and Bold Sub (the “Contribution Agreement”).  Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings set forth in the Contribution Agreement. Earthstone, EEH, Lynden, Lynden Sub, Bold and Bold Sub are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

WHEREAS, the Parties desire to modify the Contribution Agreement on the terms herein; and

WHEREAS, the Parties desire to amend the Contribution Agreement to amend the termination date from March 31, 2017 to June 30, 2017.

NOW, THEREFORE, in consideration of the premises and mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:

ARTICLE I
AMENDMENTS

Section 1.1Amendments.

A.Section 9.1(b)(i) of the Contribution Agreement is hereby amended and restated to read in its entirety as follows:

“(i)if the Closing has not occurred on or before June 30, 2017 or such later date as shall be mutually agreed; provided that no Party shall be entitled to terminate this Agreement under this clause (b)(i) if the Closing has failed to occur because such Party negligently or willfully failed to perform or observe in any material respect its covenants or agreements hereunder.”

Section 1.2Miscellaneous.

A.No Further Amendments.  Except as expressly set forth in this Amendment, the Contribution Agreement is hereby ratified and confirmed in accordance with its terms.

B.Governing Law.  This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

C.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.  Any Party’s delivery of an executed counterpart signature page by facsimile or email is as effective as executing and delivering this Amendment in the presence of the other Party.  No Party shall be bound until such time as all of the Parties have executed counterparts of this Amendment.

[Remainder of Page Intentionally Left Blank]

Execution Version

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

EARTHSTONE:

EARTHSTONE ENERGY, INC.

By: /s/ Frank A. Lodzinski
Name: Frank A. Lodzinski
Title: President and Chief Executive Officer

EEH:

EARTHSTONE ENERGY HOLDINGS, LLC

By: /s/ Frank A. Lodzinski
Name: Frank A. Lodzinski
Title: President and Chief Executive Officer

LYNDEN:

LYNDEN USA INC.

By: /s/ Frank A. Lodzinski
Name: Frank A. Lodzinski
Title: President and Chief Executive Officer

LYNDEN SUB:

LYNDEN USA OPERATING, LLC

By: /s/ Frank A. Lodzinski
Name: Frank A. Lodzinski
Title: President and Chief Executive Officer

Execution Version

BOLD:

BOLD ENERGY HOLDINGS, LLC

By: EnCap Energy Capital Fund IX, L.P., Sole Member of Bold Energy Holdings, LLC

By: EnCap Equity Fund IX GP, L.P., General Partner of EnCap Energy Capital Fund IX, L.P.

By: EnCap Investments L.P., General Partner of EnCap Equity Fund IX GP, L.P.

By: EnCap Energy Capital Fund IX, L.P., General Partner of EnCap Investments L.P.

By: /s/ Robert L. Zorich
Name: Robert L. Zorich
Title: Managing Partner

BOLD SUB:

BOLD ENERGY III LLC

By: /s/ Joseph L. Castillo
Name: Joseph L. Castillo
Title: President